UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): March 6, 2013

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive,

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On March 6, 2013, Cedar Fair, L.P. (“Cedar Fair”, the “Borrower”) entered into a Credit Agreement (the “New Credit Agreement”) among the Borrower, Magnum Management Corporation (“Magnum”), Canada’s Wonderland Company (“Cedar Canada”, and, collectively with Cedar Fair and Magnum, the “Borrowers”), the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto. The New Credit Agreement provides for a revolving credit facility in an initial aggregate principal amount of $255.0 million ($15.0 million of which will be available through a revolving credit facility for borrowings by Cedar Canada) that will mature on March 6, 2018. The New Credit Agreement also provides for an initial term loan credit facility in an aggregate principal amount of $630.0 million that will mature on March 6, 2020. In addition, upon the occurrence of certain events, the Borrower may request an incremental term loan facility to be added to the initial term loan credit facility and/or an increase in the commitments under the revolving credit facility, in an amount not to exceed the greater of $400 million plus any other amount that may be incurred for any purpose if such incurrence would not cause the senior secured leverage ratio to exceed 3.25 to 1.00 on a pro forma basis, in each case subject to receipt of commitments by existing lenders or other financing institutions and to the satisfaction of certain other conditions.

Borrowings under the New Credit Agreement bear interest at a rate equal to, at the Borrower’s option, LIBOR plus an applicable margin or a base rate plus an applicable margin. Borrowings under the new term loan facility bear interest at LIBOR plus an applicable margin of 2.50% or base rate plus an applicable margin of 1.50%. Borrowings under the new revolving credit facility bear interest at LIBOR plus an applicable margin of 2.25% or base rate plus an applicable margin of 1.25%. LIBOR under the new term loan credit facility is subject to a minimum interest rate of 0.75%. On a quarterly basis, the Borrower pays a commitment fee of 0.50% per annum to the lenders under the new revolving credit facility in respect of unutilized commitments thereunder, such commitment fee being subject to one 12.5 basis point reduction based on the Borrower’s total leverage ratio. the Borrower also pays customary letter of credit fees and fronting fees under the new revolving credit facility.

The New Credit Agreement requires scheduled quarterly payments on the term loans in amounts equal to 1.00% per annum of the original principal amount of the term loans, with the balance paid at maturity.

All obligations under the New Credit Agreement (as well as any interest rate protection or other hedging arrangements or any cash management arrangements with lenders under the New Credit Agreement) are unconditionally guaranteed by each of Cedar Canada and Cedar Fair’s existing and future wholly owned material domestic subsidiaries and Canadian subsidiaries (unless adverse tax consequences would result), in each case other than certain excluded subsidiaries (the “Guarantors”). All obligations under the New Credit Agreement, and the guarantees of those obligations (as well as cash management obligations and other interest hedging or other swap agreements, in each case, with lenders or affiliates of lenders), are secured by substantially all of the existing and future property and assets held by the Borrower and the Guarantors, including a pledge of the capital stock of the domestic subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries (or 100% in the case of first-tier Canadian subsidiaries (unless adverse tax consequences would result)), in each case subject to certain exceptions.

The New Credit Agreement contains certain covenants that, among other things, restrict, subject to certain exceptions, the Borrower’s ability and the ability of its subsidiaries to: (i) incur indebtedness; (ii) create liens on assets; (iii) engage in mergers, consolidations or partnerships; (iv) engage in acquisitions or dispositions of assets; (v) pay dividends and distributions or repurchase capital stock or units or make other restricted payments; (vi) make investments, loans, guarantees or advances; (vii) repay certain indebtedness; (viii) engage in certain transactions with affiliates; (ix) enter into sale and leaseback transactions; (x) enter into hedging agreements; (xi) change its fiscal year; (xii) enter into agreements that restrict distributions from subsidiaries; and (xiii) enter into a different line of business. In addition, the New Credit Agreement requires the Borrower to maintain the following financial covenants: (i) a minimum fixed charge coverage ratio and (ii) a maximum total leverage ratio. The New Credit Agreement also contains certain customary affirmative covenants.

The New Credit Agreement also contain certain events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in the New Credit Agreement, nonpayment defaults on principal, interest or fees under the New Credit Agreement, defaults on other indebtedness in an aggregate principal amount exceeding $25 million if the effect is to permit acceleration, entry of unsatisfied judgments in an aggregate amount in excess of $25 million against the Borrower or its subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a priority lien and certain events related to bankruptcy and insolvency or ERISA matters.

If an event of default occurs, the lenders under the New Credit Agreement may, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to the new senior secured credit facilities.

The foregoing summary is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Indenture

On March 6, 2013, Cedar Fair, Cedar Canada and Magnum (together with Cedar Fair and Cedar Canada, the “Issuers”), entered into an Indenture among the Issuers, the guarantors named therein and The Bank of New York Mellon, as trustee (the “Indenture”), under which the Issuers co-issued (the “New Senior Notes Offering”) $500.0 million aggregate principal amount of 5.25% Senior Notes due 2021 (the “New Senior Notes”), which are guaranteed on a senior unsecured basis by each of Cedar Fair’s direct and indirect wholly owned restricted subsidiaries (other than Cedar Canada and Magnum) that is a guarantor under the New Credit Agreement (collectively, the “Guarantors”).

The New Senior Notes are the Issuers’ and the Guarantors’ joint and several senior unsecured obligations and: (i) rank equally in right of payment with any existing and future senior unsecured indebtedness of the Issuers and the Guarantors; (ii) rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers and the Guarantors; (iii) are effectively subordinated in right of payment to any secured indebtedness of the Issuers and the Guarantors (including indebtedness under the New Credit Agreement) to the extent of the value of the assets securing such indebtedness; and (iv) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of Cedar Fair that is not an issuer or a guarantor of the New Senior Notes.

The New Senior Notes are redeemable, in whole or in part, at any time: (i) on or after March 15, 2016, at a redemption price equal to 103.938% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; (ii) on or after March 15, 2017, at a redemption price equal to 102.625% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; (iii) on or after March 1, 2018, at a redemption price equal to 101.313% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date; and (iv) on March 15, 2019 and thereafter, at a redemption price equal to 100.000% of the principal amount thereof, together with accrued and unpaid interest to the applicable redemption date. In addition, the Issuers may redeem up to 35% of the aggregate principal amount of the New Senior Notes at any time prior to March 15, 2016 with the net cash proceeds from certain equity offerings at a price equal to 105.250% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. The

Issuers may also redeem some or all of the New Senior Notes before March 15, 2016 at a redemption price equal to 100% of the aggregate principal amount thereof plus a “make whole” amount, together with accrued and unpaid interest and additional interest, if any, thereon.

Upon the occurrence of certain change of control events, the Issuers must offer to purchase the New Senior Notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date.

The New Senior Notes were sold in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended. The New Senior Notes bear interest at 5.250% per annum and mature on March 15, 2021. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2013, to holders of record at the close of business on March 1 and September 1, as the case may be, immediately preceding each such interest payment date.

The Indenture contains restrictive covenants that limit among other things, the ability of the Issuers and certain of their restricted subsidiaries, to incur additional indebtedness or issue certain preferred equity, pay distributions on or make distributions in respect of capital stock or make other restricted payments, make certain investments, create restrictions on distributions from restricted subsidiaries, create liens on certain assets to secure debt, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets, enter into certain transactions with affiliates and designate Cedar Fair’s subsidiaries as unrestricted subsidiaries. The Indenture also contains customary events of default, including upon the failure to make timely payments on the New Senior Notes or other material indebtedness, the failure to satisfy certain covenants and specified events of bankruptcy and insolvency.

The foregoing summary is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8–K.

Registration Rights Agreement

On March 6, 2013, in connection with the New Senior Notes Offering, the Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) among the Issuers, the Guarantors and the representative of the initial purchasers named therein (collectively, the “Initial Purchasers”), relating to, among other things, the exchange offer for the New Senior Notes and the related guarantees. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors have agreed to use their commercially reasonable efforts to register with the Securities and Exchange Commission notes and guarantees having substantially identical terms as the New Senior Notes (except for provisions relating to the transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the New Senior Notes (the “Exchange Offer”). The Issuers have also agreed to file a shelf registration statement to cover resales of the New Senior Notes under certain circumstances. The Issuers and the Guarantors are expected to cause the Exchange Offer to be completed within 360 days after the original issue date (the “Issue Date”) of the New Senior Notes or to have a shelf registration statement declared effective prior to the later of the date that is 360 days after the Issue Date and the date that is 90 days after the Issuers and the Guarantors are required to file a shelf registration statement (the “Target Registration Date”). If this obligation is not satisfied, the annual interest rate on the New Senior Notes will increase by 25 basis points for the first 90–day period following the Target Registration Date, and by an additional 25 basis points per annum with respect to each subsequent 90–day period, up to a maximum additional rate of 100 basis points per annum thereafter until the earliest of the Exchange Offer being completed or the shelf registration statement, if required, becoming effective.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8–K.

Certain Relationships

The Initial Purchasers, the financial institutions party to the New Credit Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Cedar Fair and its affiliates, for which they receive customary fees.

Item 1.02	Termination of a Material Definitive Agreement.

The Credit Agreement, dated as of July 29, 2010, as most recently amended by Amendment No. 1 dated February 25, 2011, among Cedar Fair, L.P., as U.S. Borrower, Magnum Management Corporation, as U.S. Co-Borrower, Canada’s Wonderland Company, as Canadian Borrower, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other entities party thereto, was terminated effective March 6, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8–K is incorporated herein by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

Each of the Indenture and the New Credit Agreement contains a covenant that, among other things, restricts the Issuers’ and Borrowers’ ability, respectively, to pay dividends or distributions or redeem or repurchase capital stock.

Item 8.01	Other Events.

On March 6, 2013, Cedar Fair issued press releases announcing (i) the closing of the New Senior Notes Offering and (ii) the entry into the New Credit Agreement. Cedar Fair hereby incorporates by reference the information in its press releases dated March 6, 2013, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 6, 2013, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Form of 5.25% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 6, 2013, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and as representative of the initial purchasers named therein.

10.1	Credit Agreement, dated March 6, 2013, among Cedar Fair, L.P., Magnum Management Corporation and Canada’s Wonderland Company as borrowers, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and the other parties thereto.

99.1	Text of press release issued by Cedar Fair, L.P. on March 6, 2013, announcing the closing of the New Senior Notes Offering.

99.2	Text of press release issued by Cedar Fair, L.P. on March 6, 2013, announcing the entry into the New Credit Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2013	CEDAR FAIR, L.P.
By: Cedar Fair Management, Inc., General Partner

	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of March 6, 2013, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and The Bank of New York Mellon, as trustee.

4.2	Form of 5.25% Senior Note due 2021 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated March 6, 2013, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and J.P. Morgan Securities LLC, on behalf of itself and as representative of the initial purchasers named therein.

10.1	Credit Agreement, dated March 6, 2013, among Cedar Fair, L.P., Magnum Management Corporation and Canada’s Wonderland Company as borrowers, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and the other parties thereto.

99.1	Text of press release issued by Cedar Fair, L.P. on March 6, 2013, announcing the closing of the New Senior Notes Offering.

99.2	Text of press release issued by Cedar Fair, L.P. on March 6, 2013, announcing the entry into the New Credit Agreement.